Exhibit 10.25

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made as of September 26, 2013, by and between ARE-3535/3565 GENERAL ATOMICS COURT, LLC, a Delaware limited liability company (“Landlord”), and FATE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 3, 2009 as amended by that certain First Amendment to Lease dated October 1, 2011 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 23,684 rentable square feet in a building located at 3535 General Atomics Court, San Diego, California (“Premises”). Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term of the Lease expires on June 30, 2014.

C. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Lease to extend the term of the Lease for a period of 2 years to expire on June 30, 2016.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Base Term. The Base Term of the Lease with respect to the entire Premises is hereby extended to expire on June 30, 2016. Section 40 (Right to Extend Term) is hereby deleted in its entirety and is of no further force or effect and Tenant shall have no further right to extend the Term of the Lease.

2. Rent. Tenant shall continue to pay Base Rent and Additional Rent (including without limitation, Tenant’s Share of Operating Expenses), as set forth in the Lease. Notwithstanding anything to the contrary in the Lease, on July 1, 2014 and on each July 1 thereafter during the Term (each an “Adjustment Date”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such Adjustment Date by 3.5% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided in the Lease.

3. Miscellaneous.

a.	This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.	This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest ands shareholders.

c.	For purposes of Section 1938 of the California Civil Code, as of the date of this Second Amendment, the Project has not been inspected by a certified access specialist.

d.	This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

e.	Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent, or other person (collectively, “Broker”) other than Hughes Marino and Cassidy Turley in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker (other than Hughes Marino or Cassidy Turley) claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as applicable, with regard to this leasing transaction.

f.	Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed, and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

IN WITNESS THEREOF, the parties hereto have executed this Second Amendment as of the day and year first written above.

LANDLORD:

ARE-3535/3565 GENERAL ATOMICS COURT, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:	/s/

TENANT:

FATE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ J. Scott Wolchko
Name:	Scott Wolchko
Title:	CFO

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